Exhibit 99.1

2320 Scientific Park Drive Wilmington, NC 28405	News Release

NASDAQ: AAIIE

Contacts:
Investors:	Media:
James B. Sloan, Jr.	Hulus Alpay
Senior Vice President, Corporate Finance	Makovsky & Company Inc.
910.254.7690	212.508.9641

aaiPharma Files 2003 10-K

Wilmington, North Carolina, June 15, 2004 - aaiPharma Inc. (Nasdaq: AAIIE) today announced that it has filed its annual report on Form 10-K for the year ended December 31, 2003 with the Securities & Exchange Commission reflecting restated financial statements for 2002 and the three quarters of 2002 and 2003. The adjusted financial results for 2003 include $225 million in net revenues and a net loss from operations of $21.3 million, compared with 2003 net revenues of $282.7 million and income from operations of $69.4 million, respectively, previously reported in the Company’s February 5, 2004 press release. Income from operations was $48.6 million for 2002, compared with previously reported 2002 income from operations of $55.4 million.

For 2003, the adjustments resulted in reductions in net revenues and diluted earnings per share of $57.7 million and $2.35, respectively, from amounts reported in the Company’s February 5, 2004 press release. The Company reduced diluted earnings per share for 2002 by $0.15.

“As serious and challenging as the restatement process has been, we are committed to getting the Company refocused on the businesses that have driven our success for nearly 24 years,” said Dr. Fred Sancilio, Executive Chairman and CEO of aaiPharma. “We have extensively examined the issues that necessitated these adjustments, and we have instituted significant measures to prevent them from recurring.”

Many of the adjustments resulted from corrections in two broad categories:

•	Accounting for major product line acquisitions

•	Restated results for 2002 and revised results for 2003 reflect a change in the Company’s accounting for major product line acquisitions. Previously, the Company had accounted for these transactions as business combinations; it will now treat them as asset acquisitions. Accordingly, no portion of the purchase price is allocated to goodwill. The amount previously allocated to goodwill is instead allocated to the other identifiable acquired assets. As a result, the Company’s direct costs are greater than the amount previously reported by $6.8 million and $9.1 million, respectively, for 2002 and 2003, due to the increase in amortization expense resulting from a greater amount of purchase price being allocated to assets with definite lives.

•	Adjustments related to recognition of revenue, impairment of assets, and other adjustments

•	Adjustments from the 2003 financial results previously reported in the Company’s February 5, 2004 press release are included along with the financial statements at the end of this press release. Please refer to Table 4.

Strengthened Financial Controls

In April 2004, in connection with their audit of the Company’s consolidated financial statements for the year ended December 31, 2003, the Company’s independent auditors identified two “material weaknesses” and a “reportable condition” relating to the Company’s internal controls. These matters are described in the 2003 Form 10-K.

Since the end of the 2003 fiscal year, the Company has taken the following actions, among others, to address its internal control deficiencies:

•	Reassigned all financial controllers from operating units into the Finance Department reporting to the Company’s Controller and Chief Accounting Officer, who reports directly to the Chief Financial Officer,

•	Commenced a Company-wide education effort regarding its Code of Conduct and contract-approval policies,

•	Implemented a more vigorous contract-approval process,

•	Implemented formal revenue recognition protocols and training programs; and

•	Contracted with a third-party consulting group, FTI Consulting, to provide transitional management services in the area of operations and finance.

“The Company is fully committed to implementing the controls identified by our independent auditors and the special committee of the Board,” said Dr. Sancilio. “The Company expects to complete remediation of the material weaknesses and reportable condition identified by the Company’s independent auditors by the end of this year.”

Additional Developments

For information about other significant developments and issues that have affected and are affecting the Company, including governmental investigations, litigation, a potential delisting from NASDAQ and liquidity issues, please refer to the Company’s 2003 Form 10-K.

Liquidity Analysis and 2004 Outlook

“Subject to matters described in today’s Form 10-K filing, we believe that our cash flow from operations and borrowing capacity under our new senior credit facilities will be adequate to meet the Company’s needs for working capital and anticipated capital expenditures,” said Dr. Sancilio. “We are also exploring the sale of certain non-revenue generating assets to supplement our cash flow and to help meet cash needs.” Dr. Sancilio noted that sales of assets above specific thresholds and retention of the proceeds will require the consent of the Company’s lenders under its senior credit facilities.

Based on the matters discussed in the 2003 Form 10-K, the Company anticipates that it will report a loss for each of the first two quarters of 2004. These matters include, without limitation:

•	the impact of 2003 sales and resulting inventory levels;

•	recent approvals of generic versions of the Company’s Brethine® injectable product;

•	amortization of product intangible assets acquired in connection with the Company’s acquisition of a line of pain management products in December 2003; and

•	expenses for professional fees, which will be materially greater in 2004 than 2003.

Strategy Moving Forward

“The Board of Directors and the new management team have directed the Company to return to its historic business roots,” said Dr. Sancilio. “Going forward, we envision aaiPharma as a science-driven pharmaceutical Company focused on developing medicines that minimize or eliminate pain in patients. The Company plans to leverage its extensive pharmaceutical development experience, our own intellectual properties and our relationships with other pharmaceutical companies to grow our Company by developing our own novel product portfolio and by acquiring existing products and improving them.”

Moving forward, the Company plans to focus on commercializing its own pharmaceutical products in three ways:

•	First, the Company is building a hospital-based sales force focused on pain products. The Company does not anticipate utilizing contract sales organizations.

Our sales representatives will be focused on the needs of physicians who treat acute and chronic pain using a consultative sales approach.

•	Second, the Company will seek pharmaceutical partners to sell some of our products to the wider markets including family practice physicians. The Company currently has several approved products and several pipeline products that will benefit from this co-marketing and/or co-promotion approach. Conversely, the Company will seek agreements with pharmaceutical companies to market their products into the hospital market utilizing the Company’s own specialty sales force.

•	Third, the Company intends to pursue the licensing of some of its products to other parties in exchange for fees and royalties and in some cases in exchange for product rights to their products. International license agreements for existing and pipeline products are anticipated along with domestic licenses for products outside of our therapeutic focus.

10-Q Filings and Conference Call

The Company anticipates filing its restated reports on Form 10-Q for the first three quarters of 2003 and the 10-Q for the first quarter of 2004 by the end of this month. That filing will be followed the next day with a conference call during which the Company will discuss its Form 10-K and Form 10-Q filings and address questions from analysts and investors.

About aaiPharma Inc.

aaiPharma Inc. is a science-based pharmaceutical Company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 24 years of drug development expertise, the Company is focused on developing, acquiring, and marketing branded medicines in its targeted therapeutic areas. aaiPharma’s development efforts are focused on developing improved medicines from established molecules through its significant research and development capabilities. For more information on the Company, including its product development organization AAI Development Services, please visit aaiPharma’s website at www.aaipharma.com.

Forward-Looking Statements

Information in this press release contains certain “forward-looking statements” under federal securities laws. The “forward-looking statements” herein involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to the implementation of internal controls, the pendency and outcome of governmental investigations and pending litigation, the NASDAQ delisting process, and the ability of the Company to meet its liquidity needs, develop successful new products, execute its business plan and its product and licensing commercialization strategy, and complete and file its periodic reports.

For more information on these and other factors that may affect our results, please refer to our annual report on Form 10-K filed with the SEC on June 15, 2004, exhibits to that report, and our other periodic filings with the SEC.

Darvocet A500™ is a trademark, and Brethine®, Darvon®, Darvocet®, Darvocet-N® and Oramorph® are registered trademarks, of aaiPharma LLC. AzaSan® is a registered trademark owned by us and licensed to Salix Pharmaceuticals.

Table 1:

aaiPharma Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Years Ended December 31,

		2002
	2003	(as restated)	2001

Net revenues:
Product sales	$122,021	$128,462	$27,448
Product development	16,468	19,610	20,426
Development services (includes related party net revenues of $630, $1,556 and $323)	86,488	82,438	93,199

	224,977	230,510	141,073

Operating costs and expenses:
Direct costs (excluding depreciation and royalty expense):
Product sales (includes acquired product rights amortization of $12,273, $9,239, and $0)	62,970	41,884	13,337
Development services	51,867	48,813	53,860

Total direct costs	114,837	90,697	67,197
Selling	39,534	23,077	13,749
General and administrative	40,463	40,109	26,538
Research and development	21,788	20,853	10,482
Depreciation	7,973	7,156	7,755
Royalty expense	1,095	—	—
Intangible asset impairment	20,600	—	—
Direct pharmaceutical start-up costs	—	—	2,123

Total operating costs and expenses	246,290	181,892	127,844

(Loss) income from operations	(21,313)	48,618	13,229
Other income (expense), net:
Interest, net	(21,078)	(19,366)	(3,646)
Loss from extinguishment of debt	(1,511)	(8,053)	—
Other income (expense), net	6,697	461	(444)

	(15,892)	(26,958)	(4,090)

(Loss) income before income taxes	(37,205)	21,660	9,139
(Benefit from) provision for income taxes	(4,502)	8,542	3,199

Net (loss) income	$(32,703)	$13,118	$5,940

Basic (loss) earnings per share	$(1.18)	$0.48	$0.22

Weighted average shares outstanding	27,730	27,348	26,691

Diluted (loss) earnings per share	$(1.18)	$0.46	$0.22

Weighted average shares outstanding	27,730	28,359	27,462

Table 2:

aaiPharma Inc.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,

		2002
	2003	(as restated)

ASSETS
Current assets:
Cash and cash equivalents	$8,785	$6,532
Accounts receivable, net	32,614	29,467
Work-in-progress	12,503	10,515
Inventories, net	14,693	17,004
Deferred tax assets	19,184	1,271
Prepaid and other current assets	10,398	6,362

Total current assets	98,177	71,151
Property and equipment, net	57,236	53,125
Goodwill, net	13,361	11,378
Intangible assets, net	351,315	281,669
Other assets	14,508	16,179

Total assets	$534,597	$433,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,000	$5,921
Accounts payable	21,879	17,671
Customer advances	17,630	15,051
Accrued wages and benefits	5,320	6,718
Interest payable	5,511	5,232
Deferred product revenue	45,664	—
Other accrued liabilities	11,133	5,201

Total current liabilities	111,137	55,794
Long-term debt, less current portion	338,844	277,899
Deferred tax liability	2,246	3,840
Other liabilities	7,647	715
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $ .001 par value; 5 million shares authorized, none outstanding in 2003 or 2002	—	—
Common stock, $.001 par value; 100 million shares authorized, 28,221,983 outstanding - 2003; 27,502,709 outstanding – 2002	28	27
Paid-in capital	88,049	79,049
Retained (deficit) earnings	(16,307)	16,396
Accumulated other comprehensive income (loss)	3,197	(218)
Deferred compensation	(244)	—

Total stockholders’ equity	74,723	95,254

Total liabilities and stockholders’ equity	$534,597	$433,502

Table 3:

aaiPharma Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,

		2002
	2003	(as restated)	2001

Cash flows from operating activities:
Net (loss) income	$(32,703)	$13,118	$5,940
Adjustments to reconcile net (loss) income to net cash provided by operating civilities:
Depreciation and amortization	20,246	16,395	7,755
Intangible asset impairment	20,600	—	—
Write-off of deferred financing and other costs	1,511	8,053	—
Other	434	145	1,265
Changes in operating assets and liabilities:
Accounts receivable, net	(2,632)	(2,380)	(3,112)
Work-in-progress	(1,085)	643	6,502
Inventories, net	2,449	(7,853)	(5,452)
Deferred tax assets	(17,913)	(352)	2,597
Prepaid and other assets	(5,687)	(10,409)	(4,829)
Accounts payable	3,849	1,937	6,673
Customer advances	2,062	1,227	1,522
Interest payable	279	4,861	227
Deferred revenue	45,664	—	—
Accrued wages and benefits and other accrued liabilities	1,278	5,580	1,263

Net cash provided by operating activities	38,352	30,965	20,351

Cash flows from investing activities:
Purchases of property and equipment	(11,910)	(8,529)	(6,315)
Purchase of property and equipment previously leased	—	(14,145)	—
Proceeds from sales of property and equipment	606	131	3,513
Acquisitions of product rights and other intangibles	(102,464)	(211,997)	(79,100)
Other	(502)	(593)	151

Net cash used in investing activities	(114,270)	(235,133)	(81,751)

Cash flows from financing activities:
Net payments on short-term debt	—	—	(16,272)
Proceeds from long-term borrowings	160,000	244,486	78,878
Payments on long-term borrowings	(93,500)	(51,900)	(1,024)
Proceeds from interest rate swaps, net	1,703	10,486	—
Proceeds from stock option exercises	8,757	3,243	5,123
Other	1,086	(2,153)	(152)

Net cash provided by financing activities	78,046	204,162	66,553

Net increase (decrease) in cash and cash equivalents	2,128	(6)	5,153
Effect of exchange rate changes on cash	125	167	(7)
Cash and cash equivalents, beginning of year	6,532	6,371	1,225

Cash and cash equivalents, end of year	$8,785	$6,532	$6,371

Supplemental information, cash paid for:
Interest	$24,012	$16,835	$2,719

Income taxes	$7,248	$1,346	$370

Table 4:

		Pre-Tax Income
		$ in millions,
		except per
	Revenue	share data	Net Income

Consignment Sale / Reversal of
Revenue:
Calcitriol	$(1.6)	$(1.0)	$(0.6)
AzaSan® 75mg and 100 mg	(0.4)	(0.4)	(0.3)
Darvocet A500™	(9.0)	(8.1)	(4.9)
Calcitriol (Puerto Rican wholesaler)	(4.5)	(4.5)	(2.7)
Brethine® (new wholesaler)	(20.6)	(17.9)	(10.8)

Return Reserves:
Brethine® (second-tier wholesaler)	(6.8)	(6.8)	(4.1)
Darvocet-N® 100	(4.3)	(4.3)	(2.6)
Brethine® (10 and 100 count)	(3.5)	(3.5)	(2.1)
Darvon®/Darvocet®	(3.8)	(3.8)	(2.3)

Chargeback Reserves:
Oramorph® and other products	(3.2)	(3.2)	(1.9)

Inventory Obsolescence:
Darvocet A500™		(3.0)	(1.8)
Brethine®		(1.2)	(0.7)
Other products		(2.7)	(1.6)

Impairment of Intangible Assets:
Brethine®		(15.9)	(9.8)
Darvocet A500™		(4.4)	(2.7)
Other intangible assets		(0.8)	(0.5)

Change in Accounting for Product Acquisitions:
Amortization		(9.1)	(5.6)

Taxes:
Change in tax rate			(2.0)
Deferred tax allowance			(10.0)

Total Adjustments	($57.7)	($90.6)	($67.0)

Diluted EPS			$(2.35)

The restatement of first quarter revenues for our Calcitriol and Azasan® products, and the restatement of third quarter revenues for our Darvocet A500™ product, each of which will be reflected in our restated report on Form 10-Q for that quarter, will be significant.